Legg Mason Partners - New York Municipals Fund
Results of a special shareholders meeting

On 11/29/05, a special meeting of shareholders was held to elect directors. The following table provides the number of votes cast for, against or withheld as well as the number of abstentions as to the matter voted on at the special meeting of shareholders.

		   Votes          Votes    	       Broker
  Name		   for           against Abstentions non-votes
--------------------------------------------------------------
Lee Abraham        2,329,588,006 149,321,576	0       0
Jane F Dasher      2,332,650,754 146,258,828    0       0
Donald R Foley     2,329,893,385 149,016,197    0       0
Richard E Hanson Jr2,331,776,036 147,133,546    0       0
Paul Hardin        2,329,386,986 149,522,596    0       0
Roderick Rasmussen 2,330,770,996 148,138,586    0       0
John P Toolan      2,328,703,793 150,205,789    0       0
R Jay Gerken       2,327,542,856 151,366,726    0       0




On 11/29/05, a special meetings of shareholders was held to approve a new management agreement. The following table provides the number of votes cast for, against, or withheld as well as the number of abstentions and broker non-votes as to the matter voted on at the special meeting of shareholders.

Item Voted      Votes       Votes     	              Broker
   on	         for        against     Abstentions  non-votes
--------------------------------------------------------------
new
management   27,589,089     959,723     1,433,015   1,325,631
agreement


Legg Mason Partners Municipal Funds - New York Money Market
Portfolio
Results of a special shareholders meeting

On 11/29/05, a special meeting of shareholders was held to elect directors. The following table provides the number of votes cast for, against or withheld as well as the number of abstentions as to the matter voted on at the special meeting of shareholders.

		   Votes          Votes    	       Broker
  Name		   for           against Abstentions non-votes
--------------------------------------------------------------
Lee Abraham        2,329,588,006 149,321,576	0       0
Jane F Dasher      2,332,650,754 146,258,828    0       0
Donald R Foley     2,329,893,385 149,016,197    0       0
Richard E Hanson Jr2,331,776,036 147,133,546    0       0
Paul Hardin        2,329,386,986 149,522,596    0       0
Roderick Rasmussen 2,330,770,996 148,138,586    0       0
John P Toolan      2,328,703,793 150,205,789    0       0
R Jay Gerken       2,327,542,856 151,366,726    0       0



On 11/29/05, a special meeting of shareholders was held to approve a new management agreement. The following table provides the number of votes cast for, against or withheld as well as the number of abstentions and broker non-votes as to the matter voted on at the special meeting of shareholders.

Item Voted      Votes      Votes     	              Broker
   on	         for      against    Abstentions    non-votes
--------------------------------------------------------------
new
management  864,567,442  52,412,610  32,312,983         0
agreement